United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 24, 2017

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07      Submission of Matters to Vote of Security Holders

Communications Systems, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders on May 24, 2017. The proposals considered at the Company’s 2017 Annual Meeting are described in detail in the Company’s Proxy Statement.

Of the 8,930,784 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 7,827,777 shares or 87.6% of the outstanding shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the final results of the votes cast at the meeting:

1.                   To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Curtis A. Sampson	2,742,204	3,017,409	2,068,164
Roger H. D. Lacey	2,746,816	3,012,797	2,068,164
Gerald D. Pint	3,839,034	1,920,579	2,068,164
Richard A. Primuth	2,921,855	2,837,758	2,068,164
Randall D. Sampson	3,897,877	1,861,736	2,068,164
Steven C. Webster	4,416,149	1,343,464	2,068,164

2.                   To ratify and approve the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017.

For	Against	Abstain
6,491,810	167,407	61,520

As a result, the shareholders (i) elected each nominee as a director of the Company and (ii) ratified the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017.

Item 8.01      Other Events

On May 24, 2017, the Company’s Board of Directors (“Board”) appointed newly elected director Steven C. Webster to the Board’s Audit and Finance Committee. The other members of the Audit and Finance Committee are Chair Randall D. Sampson and Richard A. Primuth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Mark Fandrich
Chief Financial Officer

Date: May 26, 2017